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                                                                    EXHIBIT 99.5

            This REGISTRATION RIGHTS AGREEMENT is made and entered into as of ______________, by and between CROSS MEDIA MARKETING CORPORATION, a Delaware corporation (the "Company"), and the undersigned (the "Securityholder").

            The Securityholder is the beneficial owner of certain Registrable Securities (as defined below) issued by the Company. The Company and the Securityholder deem it to be in their respective best interests to set forth the rights of the Securityholder in connection with public offerings and sales of the Registrable Securities.

            NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Securityholder, intending legally to be bound, hereby agree as follows.

            SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" of any person means any other person who either directly or indirectly is in control of, is controlled by, or is under common control with such person.

            "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized by law, regulation or executive order to close.

            "Capital Stock" shall mean all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

            "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

            "Holder" shall mean any Person that beneficially owns Registrable Securities, including such successors and assigns as acquire Registrable Securities, directly or indirectly, from such Person. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof.

            "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

            "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all
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other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

            "Registrable Securities" shall mean (i) the shares of Common Stock issuable upon exercise of the warrant to purchase up to 330,000 shares of Common Stock, issued by the Company to the Securityholder, dated as of even date herewith, but only those shares of Common Stock that have vested under the terms of such warrant; and (ii) any other securities issued or issuable as a result of, or in connection with, any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the Common Stock referred to above.

            "Registration Expenses" shall have the definition set forth in
Section 4 hereof.

            "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

            "Restricted Securities" shall have the meaning set forth in Section 2 hereof.

            "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

            "Shelf Registration" shall mean the registration of Registrable Securities for sale on a continuous or delayed basis pursuant to Rule 415.

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            "Shelf Registration Statement" shall mean a Registration Statement filed in connection with a Shelf Registration.

            "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter for reoffering to the public.

            SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a Restricted Security is a Registrable Security which has not been effectively registered under the Securities Act and distributed in accordance with an effective Registration Statement and which has not been distributed by the Holder pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.

            SECTION 3. PIGGYBACK REGISTRATION.

            (a) If the Company at any time proposes to file a registration statement with respect to any class of equity securities for its own account (other than in connection with the Registration Statement on Form S-4 or S-8 (or any successor or substantially similar form), or of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan), other than for the registration of securities for sale on a continuous or delayed basis pursuant to Rule 415, then the Company shall in each case give written notice of such proposed filing to the Holder of Registrable Securities at least fifteen
(15) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to the Holder the opportunity to have any or all of the Registrable Securities held by the Holder included in such registration statement. The Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 4 shall so advise the Company in writing within ten (10) days after the date such notice is given (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall use its best reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein.

            (b) Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises the Company that the total amount or kind of securities which the Holder of Registrable Securities, the Company and any other persons or entities intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the account of the Holder of Registrable Securities shall be allocated first to the Company and any holder of securities including securities in such Registration Statement pursuant to the exercise of demand registration rights (a "Requesting Securityholder"), then reduced pro rata, together with the amount or kind of securities to be offered for the

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accounts of any other persons requesting registration of securities pursuant to rights similar to the rights of the Holder under this Section 3, to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to herein at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Holder or Holder of the Registrable Securities.

            (c) In connection with its obligation under this Section 3, the Company will (i) furnish to the selling Holder of Registrable Securities without charge, at least one copy of any effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, and, if the Holder so requests in writing, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) in the form filed with the SEC; and (ii) deliver to the selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request.

            (d) As a condition to the inclusion of its Registrable Securities, Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

            (e) Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event that, in the good faith judgment of the Company's Board of Directors, requires the suspension of the Holder's rights under this Section 3, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed. If the Company shall have given any such notice during a period when a Registration Statement is in effect, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Subsection 3(e). If so directed by the Company, on the happening of such event, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (f) Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, the Nasdaq National Market, Nasdaq SmallCap Market or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

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            (g) Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Agreement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current Prospectus has been satisfied.

            (h) Holder shall not take any action with respect to any distribution deemed to be made pursuant to such Registration Statement, which would constitute a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable rule, regulation or law.

            (i) Upon the expiration of the effectiveness of any Registration Statement, the Holder of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

            (j) In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), or of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company, Holder agrees not to effect any public sale or distribution of securities of the Company except as part of such underwritten registration, during the period beginning fifteen (15) days prior to the closing date of such underwritten offering and during the period ending ninety (90) days after such closing date (or such longer period as may be reasonably requested by the Company or by the managing underwriter or underwriters).

            (k) Anything to the contrary contained in this Agreement notwithstanding, when, in the opinion of counsel for the Company, registration of the Registrable Securities is not required by the Securities Act, in connection with a proposed sale of such Registrable Securities, the Holder shall have no rights pursuant to this Section 3. In furtherance and not in limitation of the foregoing, Holder shall have no rights pursuant to this Section 3 at such time as all of Holder's Registrable Securities may be sold in a three-month period pursuant to Rule 144.

            SECTION 4. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its

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independent certified public accountants, securities acts liability insurance
(if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, that Registration Expenses shall not include any fees and expenses of counsel for the Holder, the expenses of any special audit or accounting review (other than a review or audit of the Company's year-end financial statements), out-of-pocket expenses incurred by the Holder and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities. All expenses relating to the sale of securities registered by or on behalf of Holder shall be borne by Holder pro rata on the basis of the number of securities so registered; provided that if Holder uses its own legal counsel in addition to one counsel for all of the Holders of securities registered on behalf of the Holders, such Holder shall bear the cost of such counsel.

            SECTION 5. INDEMNIFICATION.

            (a) Indemnification by the Company. To the extent permitted by law, the Company shall indemnify the Holder of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action, in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Subsection 5(c) below), arising out of or based on any untrue statement of a material fact contained in any Registration Statement, Prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and shall reimburse the Holder of the Registrable Securities and each person controlling such Holder, for legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided, that the Company shall not be liable in any such case to the extent that any untrue statement or omission is made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Holder and stated to be specifically for use in preparation of such Registration Statement, Prospectus or offering circular; provided, further, that the Company shall not be liable in any such case where the claim, loss, damage or liability arises out of, or is related to, the failure of Holder to comply with the covenants and agreements contained in this Agreement. The foregoing indemnity is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary Prospectus but eliminated or remedied in the amended Prospectus on file with the Securities and Exchange Commission at the time the Registration Statement becomes effective or in the amended Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act or in the Prospectus subject to completion and term sheet under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the "Final Prospectus"), such indemnity shall not inure to the benefit of any such Holder or any such controlling person. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the

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same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if so requested.

            (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which the Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company requests for use in connection with any such Registration Statement or Prospectus. Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities, each other Person who holds securities as to which such registration is being effected, and each person who controls any such Person within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Subsection 5(c) below), arising out of, or based on, any untrue statement of a material fact contained in any Registration Statement, Prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities, each other Person who holds securities as to which such registration is being effected, and each person controlling any such Person, the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission is made in reliance upon and in conformity with written information and/or affidavits furnished to the Company by or on behalf of such Holder; provided, that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the Prospectus was not made available to the Holder and such current copy of the Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. The Company and the other Persons described above shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above, with respect to information furnished in writing by such underwriters specifically for inclusion in any or Registration Statement, Prospectus or offering circular.

            (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (B) a written opinion of counsel reasonably acceptable to the indemnifying party, asserts that a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense

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of such claim on behalf of such person). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

            (d) Contribution. If for any reason the indemnification provided for in Subsection 5(a) or Subsection 5(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Subsection 5(a) and Subsection 5(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

            SECTION 6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

            (a) The determination of whether any offering of Registrable Securities will be an Underwritten Offering shall be made in good faith judgment of the Board of Directors of the Company. In the event that the Board of Directors of the Company determines that such offering shall be an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company.

            (b) No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 6 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

            SECTION 7. PUBLIC INFORMATION. With a view to making available to the Holder the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its best reasonable efforts:

            (a) to make and keep public information available, as those terms are understood and defined in Rule 144 at all times; and

            (b) to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

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            SECTION 8. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this Section 8, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holder.

            SECTION 9. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

                  (a) If to the Holder, at the most current address given by such Holder to the Company, in accordance with the provisions of this
      Section 9, which address initially is, with respect to each Holder, listed below such Holder's name on the signature page hereof.

                  (b) If to the Company, initially at 410 Park Avenue, Suite 830, New York, New York 10022, attention: Ronald Altbach, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 10, with a copy to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, attention: Bonnie D. Podolsky, Esq.

                  (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following such mailing.

            SECTION 10. ASSIGNABILITY. The rights to cause the Company to register Registrable Securities granted to the Holder by the Company under
Section 3 may be assigned by a Holder only in connection with a transfer by such Holder of its Registrable Securities, provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such transfer involves not fewer than all of such Holder's Registrable Securities,
(iii) such Holder gives prior written notice to the Company; and (iv) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 10, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

            SECTION 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            SECTION 12. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            SECTION 13. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard any State's principles of conflicts of laws.

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            SECTION 14. JURISDICTION; FORUM. Each party hereto consents and submits to the exclusive jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement, and agrees that all suits, actions and proceedings brought by such party hereunder shall be brought only in such jurisdictions. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 9, addressed to such party. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

            SECTION 15. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            SECTION 16. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



                  [Remainder of Page Intentionally Left Blank]

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 CROSS MEDIA MARKETING
                                 CORPORATION




                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                 THE SECURITYHOLDER:


                                 [INSERT NAME]


                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:



                                 ADDRESS FOR NOTICES:



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